-----------------        ------------------------
                 One Capital Place        Telephone: (345)949-7500
                 P.O. Box 1787 GT         Facsimile: (345)949-8238
                 Grand Cayman
                 Cayman Islands, B.W.I.


                                                            Exhibit 11(b)
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to Registration Statement (No. 33-48605) of The 59 Wall Street Fund, Inc. on behalf of The 59 Wall Street International Equity Fund and The 59 Wall Street Emerging Markets Fund (two of the series constituting The 59 Wall Street Fund, Inc.) of our reports dated December 12, 1997, relating to International Equity Portfolio and Emerging Markets Portfolio, incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights", appearing in the Prospectus, which is also a part of such Registration Statement.

/S/DELOITTE & TOUCHE
Grand Cayman, Cayman Islands
January 7, 1998